Exhibit 99.1

FG Nexus Announces Formation of Special Committee to Evaluate Strategic Alternatives including a Potential Business Combination to Build a Leading Platform in Affordable Housing

Potential Business Combination expected to integrate income-producing affordable housing assets with FG Nexus’ real-world asset platform

Charlotte, NC, May 4, 2026 (GLOBE NEWSWIRE) — FG Nexus (Nasdaq: FGNX, FGNXP) (the “Company”), today announced the formation of a Special Committee of the Company’s Board of Directors comprised solely of independent directors (the “Special Committee”) to evaluate strategic alternatives to enhance long-term stockholder value and further the Company’s strategic objectives. Initially, the Special Committee will evaluate the previously announced potential business combination (the “Potential Transaction”) with FG Communities, Inc. (“FG Communities”), a self-administered, self-managed real estate investment company committed to the preservation and improvement of affordable housing with a focus on acquiring, developing and managing manufactured housing communities. The Proposed Transaction is considered a related party transaction because FG Communities was founded by our Chairman and CEO and is controlled by several persons, including Kyle Cerminara, who are affiliated with the Company.

The Company intends to advance its strategy to build a leading platform for real-world assets and believes that a potential combination with FG Communities would accelerate a strategic expansion into income-producing affordable housing, providing a durable foundation for long-term growth and scalable capital formation.

“We believe, manufactured housing represents one of the most compelling combinations of durable cash flow, intrinsic asset value, and long-term demand tailwinds in the United States,” said Kyle Cerminara, Chairman & CEO of FG Nexus. “As we evaluate our strategic alternatives, we are focused on aligning the Company with assets that offer strong downside protection and the potential for sustained value creation over time. FG Communities has built a high-quality portfolio in a sector characterized by supply constraints and consistent rent growth. We believe that the Potential Transaction has the potential to provide our real-world assets platform with immediate exposure to income-producing real-world assets and could establish a durable foundation for long-term growth.”

The Special Committee has retained an independent financial advisor to assist in its and the Board’s evaluation and negotiation of the Potential Transaction and/or other strategic alternatives and, if pursued, to provide a fairness opinion for the Potential Transaction. The Board’s discussions with respect to the Potential Transaction are preliminary in nature and no decisions or agreements have been reached. There can be no assurance that the Potential Transaction will be pursued or consummated.

About FG Nexus

FG Nexus (Nasdaq: FGNX, FGNXP) is a digital asset treasury and merchant bank focused on building a leading platform of real-world assets.

The FGNX® logo is a registered trademark.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, the Company’s ability to execute its business plans which are contemplated to include increasing the Company’s scale through acquisition, the tokenization of real world assets, fluctuations in the market price of ETH and other digital assets and any associated mark to market charges or impairments that the Company may incur as a result of a decrease in the market price of ETH and other digital assets below the value at which the Company’s ETH and other digital assets are carried on its balance sheet, changes in the accounting treatment relating to the Company’s digital asset holdings, the Company’s ability to achieve profitable operations, government regulation of digital assets, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s real world tokenization and ETH treasury strategies, general conditions in the global economy; risks associated with operating in the merchant banking industry; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer;; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact

invest@fgnexus.io

Media Contact

media@fgnexus.io